REVOLVING LOAN AND SECURITY AGREEMENT


         THIS REVOLVING LOAN AND SECURITY AGREEMENT is dated as of December 21, 1999, and is by and among BALTEK CORPORATION, a Delaware corporation having its principal executive offices at 10 Fairway Court, Northvale, New Jersey 07647 ("Baltek") and CRUSTACEA CORPORATION,a Delaware corporation having its principal executive offices at 106 Stonehurst Court, Northvale, New Jersey 07647 ("Crustacea") (each a "Borrower" and collectively the "Borrowers") and SUMMIT BANK, a banking institution of the State of New Jersey having an office located at 250 Moore Street, Hackensack, New Jersey 07602 (the "Bank").

                               W I T N E S S E T H

         WHEREAS, the Borrowers and the Bank desire to enter into this Revolving Loan and Security Agreement in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the premises and mutual agreement herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         I.       DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following words and terms shall have the following meanings:

         "Account Debtor" shall mean a Person obligated under or with respect to an Account Receivable.

         "Accounts Receivable" shall mean, in addition to the definition of the term "accounts" contained in the Code, any and all obligations of any kind at any time due and/or owing to Borrowers (including any such obligation that might be characterized or classified under the Code as accounts, contract rights, chattel paper, general intangibles or otherwise), and all rights of Borrowers to receive payment or any other consideration whether arising from goods sold or leased by the Borrowers or services rendered or otherwise, whether or not such right has been earned by performance, whether secured or unsecured, including without limitation, invoices, contract rights, accounts receivable, notes, drafts, acceptances, instruments, refunds, including tax refunds, all Contracts, and all other debts, obligations and liabilities in whatever form owing to Borrowers from any person, firm, governmental authority, corporation or any other entity, all security and guaranties therefor, all of the Borrowers' rights, in, to and under all purchase orders heretofore, now or hereafter, received by the Borrowers for goods or services, and all Borrowers' rights to goods sold (whether delivered, undelivered, in transit or returned), which may be represented thereby, including all of Borrowers' rights as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation, whether now existing or hereafter arising, and all books, records, ledger cards and other tangible and intangible property pertaining to same (including printed copies of all computerized data, electronic machine-readable media of such data, and software owned or licensed (to the extent it can be freely assigned) by Borrowers.

         "Advances" shall have the meaning ascribed to such term in Section 2.1 hereof.

         "Agreement" shall mean this Revolving Loan and Security Agreement, together with any and all exhibits, schedules, amendments or supplements hereto.

         "Bank" shall mean Summit Bank, a banking institution of the State of New Jersey.

         "Bank Costs" shall mean all taxes and insurance premiums of every kind and nature of the Borrowers paid by the Bank; all filing, recording, publication, and search fees incurred in connection with and relating to the Borrowers paid by the Bank; all reasonable out-of-pocket costs incurred and sums expended by the Bank, with or without suit, to correct any default, to make advances of principal and interest or payments to prior secured parties, to enforce any right or remedy of the Bank, or in connection with any other provision of any Loan Document, including without limitation, any reasonable out-of-pocket costs incurred by the Bank with respect to any other lender in connection with the Loan Documents and the transactions contemplated thereby; all reasonable out-of-pocket costs incurred and sums expended in gaining possession of, inspection of, maintaining, handling, reserving, repairing, renovating, storing, shipping, finishing, selling, preparing for sale, and advertising to sell the Collateral, whether or not a sale is consummated; reasonable out-of-pocket costs of using, operating, controlling and managing the Collateral, including but not limited to rental and licensing costs; reasonable out-of-pocket costs of collecting and receiving rent, income, revenue, earnings, issues and profits of the Collateral; reasonable out-of-pocket costs of suit incurred by the Bank in enforcing or defending this Agreement or any other Loan Document or any portion thereof; all reasonable out-of-pocket costs and expenses including reasonable attorneys' fees and expenses incurred by the Bank in preparing, reviewing, enforcing, amending, modifying, administering, defending or otherwise concerning this Agreement or any other Loan Document or any portion hereof or thereof; and whether or not suit is brought, all reasonable out-of-pocket costs of arbitration and insolvency proceedings. Except as otherwise provided herein, Bank costs shall not include any costs or expenses incurred by the Bank which (i) arise in connection with the compliance by the Bank with any directive, order or request of any federal or state regulatory agency or authority; and (ii) are not the result of, or caused by, whether directly or indirectly, in whole or in part, any action or inaction on the part of the Borrowers or any Guarantor.

         "Base Rate" shall mean the rate of interest announced from time to time by the Bank as its "base rate" or "base lending rate". This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

         "Base Rate Loans" collectively means that portion of the loan earning interest at the Base Rate minus three-quarters of one percent (3/4 of 1%).

"Borrowers" shall mean Baltek Corporation and Crustacea Corporation;

         "Borrower" means each of the Borrowers individually.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in the State of New Jersey, and with respect to LIBOR Based Rate Loans, a day on which dealings in U.S. Dollars may be carried on by the Bank in the London interbank eurodollar market.

         "Code" shall mean the Uniform Commercial Code as in effect in the State of New Jersey.

         "Collateral"  shall have the  meaning  ascribed to such term in Section
3.1 hereof.

         "Collateral Proceeds Account" shall have the meaning ascribed to such term in Section 3.2 hereof.

         "Commitment" means the commitment of the Bank to make loans to the Borrowers in the maximum aggregate amount of $12,500,000.00 in accordance with this Agreement.

         "Contracts"  shall  mean  all  contracts,  instruments,   undertakings,
documents or other agreements with respect to the Collateral in or under which the Borrowers may now or hereafter have any right, title or interest.

         "Default" shall mean any of the events specified in Article VII hereof, which, with the passage of time or giving of notice or both, would constitute an Event of Default.

         "Event of Default" shall mean any of the events specified in Article VII hereof, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "Guarantors" shall mean Balsa Ecuador Lumber Corporation, a New Jersey corporation, Balsa Development Corporation, a New Jersey corporation, Sanlam Corporation, a New York corporation, Cryogenic Structures Corporation, a Delaware corporation, and each new subsidiary of Baltek and Crustacea organized under any federal or state laws of the United States in the future (each a "Guarantor").

         "Guaranty Agreement" shall mean that certain Guaranty Agreement dated the date hereof from the Guarantors in favor of the Bank.

         "Indebtedness" shall mean (i)all items (other than capital stock, capital surplus and retained earnings) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date on which Indebtedness is to be determined and (ii) whether or not so reflected, all indebtedness, obligations and liabilities, whether unsecured or secured by any Lien, and all capitalized lease obligations.

         "Inventory" shall mean "inventory" as such term is defined in the Code, and shall include, without limitation, all goods and other personal property of the Borrowers, held for sale or lease, or furnished or to be furnished under contracts for services, sale or lease, including all goods returned or reclaimed from customers, and all raw materials, work in process and materials owned by the Borrowers and used or consumed or to be used or consumed in its business, or in the processing, packaging or shipping of the same, and all finished goods and all assets of a type classified as Inventory as reflected, in accordance with GAAP, on the financial statements of the Borrowers, whether now owned or hereafter acquired or in which the Borrowers now have or hereafter may acquire any right, title or interest, and wherever located, whether in transit or otherwise.

         "LIBOR Based Rate" means the LIBOR Rate plus 150 basis points.

         "LIBOR Based Rate Loans" collectively means that portion of the Loan bearing interest at the LIBOR Based Rate.

         "LIBOR Rate" means the rate of interest for deposits in U.S. Dollars for a maturity equal to the Interest Period therefor which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period. If such rate does not appear on Telerate Page 3750, the rate utilized shall be the rate which appears, or if two or more such rates appear, the average (rounded upward, if necessary, to the next 1/16 of 1%) of the rates which appear, on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period.

         "Lien" shall mean (a) any lien, judicial lien, assignment, charge, conditional sale or other title retention agreement, hypothecation, mortgage, pledge, or other security interest, encumbrance or title retention agreement of any kind, whether legal or equitable, in respect of any property of a Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of a Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general unsecured creditors of such Person; (c) any Indebtedness for wages or Indebtedness arising for any other reason which is unpaid more than 30 days after the same shall have become due and payable and which, if unpaid, might by Section 507 of the Bankruptcy Code or any other law (whether or not the events or condition (other than the existence of such Indebtedness or the initiation of legal proceedings available generally to unsecured creditors) set forth in such law, have occurred or been satisfied) be given any priority whatsoever over general unsecured creditors of such Person; and (d) the filing of, or any agreement to give, any financing statement under the Code or its equivalent of any jurisdiction.

         "Loan Documents" shall collectively mean this Agreement, the Note, the Guaranty Agreement, any Letter of Credit Agreement, together with all amendments, supplements, extensions or modifications thereof or replacements therefor, and all other agreements, documents, instruments and certificates executed and delivered to the Bank in connection therewith.

         "Maturity Date" shall mean September 30, 2000.

         "Note" shall have the meaning ascribed to such term in Section 2 hereof.

         "Notice Of Conversion Or Continuation" shall have the meaning ascribed to such term in Section 2.1(A) hereof.

         "Obligations" means all indebtedness, obligations and liabilities of Borrowers to Bank of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, including any overdrafts, whether for payment or performance, now existing or hereafter arising, whether presently contemplated or not, regardless of how the same arise, or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, but not limited to all loans (including any loan by modification, renewal or extension), all indebtedness including any arising from any derivative transactions, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from Borrowers to others which Bank may have obtained by purchase, negotiation, discount, assignment or otherwise; and all interests, taxes, fees, charges, expenses and attorney's fees (whether or not such attorney is a regularly salaried employee of Bank, any parent corporation or any subsidiary or affiliate thereof, whether now existing or hereafter created) chargeable to Borrowers or incurred by Bank under this Agreement, or any other document or instrument delivered in connection herewith or therewith.

         "Permitted Indebtedness" shall mean:

          (i)     Indebtedness owing to the Bank;

                  (ii) Indebtedness incurred in favor of trade creditors and in the ordinary course of business and not more than 90 days overdue (unless a longer period is consistent with accepted trade practice provided that such longer period shall not exceed 120 days or unless being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, but only as long as foreclosure, distraint, sale or other similar proceedings shall not have been commenced and such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been provided therefor);

           (iii) Indebtedness in respect of taxes, assessments, governmental charges, worker's compensation, levies and claims for labor, materials, supplies and rentals to the extent otherwise permitted under this Agreement to remain unpaid and undischarged;

           (iv) Indebtedness  existing on the date hereof and fully described on
Schedule I attached hereto;

           (v) Indebtedness incurred in the ordinary course of business with respect to the purchase by the Borrowers of trucks, cars, machinery, equipment or computers (including capitalized lease obligations associated with the acquisition of any such assets), provided that the amount of any such Indebtedness does not exceed the purchase price of the asset acquired and provided further that the aggregate amount of all such Indebtedness in any fiscal year does not exceed $375,000.00.

         "Permitted Liens" shall mean:

             (i) any Lien in favor of the Bank;

             (ii) Liens that exist on the date hereof and are set forth in
Schedule II attached hereto;

             (iii) Liens for taxes, assessments or governmental charges or levies not yet due or which are delinquent and which are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted for which reserves have been established in accordance with GAAP with respect thereto and as to which foreclosure, distraint, sale or other similar proceedings shall not have been commenced;

             (iv) carriers', warehousemens', mechanics', materialmens', repairmens', or other like Liens arising in the ordinary course of business which are not overdue or which are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted for which reserves have been established in accordance with GAAP with respect thereto and as to which foreclosure, distraint, sale or other similar proceedings shall not have been commenced;

             (v) pledges or deposits in connection  with workers'  compensation,
workers'  compensation  insurance,   unemployment  insurance  and  other  social
security legislation;

            (vi) deposits to secure the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

           (vii) Liens created by or existing from any litigation or legal proceeding; provided that the execution or other enforcement of such Liens is effectively stayed, the claims secured thereby are being actively contested in good faith by appropriate proceedings, adequate book reserves have been established in accordance with GAAP with respect thereto and no Default or Event of Default arises or is created as a result thereof; and

          (viii) Liens arising in connection with the Indebtedness described in paragraph (v) of the definition of Permitted Indebtedness, provided that such Liens only encumber the assets acquired with the proceeds of such Indebtedness.

         "Person"   shall  mean  any   individual,   corporation,   partnership,
association, joint stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

         "Proceeds" and "Products" shall have the meaning ascribed to such terms in the Code and shall include in any event (i) whatever is received upon any collection, exchange, sale or other disposition or refinancing of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash proceeds; (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrowers from time to time with respect to any of the Collateral; (iii) any and all payments (in any form whatsoever) made or due and payable to the Borrowers from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority); and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Tangible Net Worth" as of any date shall mean the excess of the assets (excluding amounts due from affiliated or related parties) of the Borrowers over its liabilities, all as determined in accordance with GAAP, but excluding from such assets all items that would be considered "intangible assets" under GAAP and the amount of any write-up or re-evaluation of any asset.

         1.2 The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

      II.         REVOLVING LOAN

         2.1 Advances. From time to time, during the period from the date hereof until the Maturity Date, in the manner hereinafter set forth, the Borrowers may borrow from the Bank and, upon request of the Borrowers and upon the terms and conditions contained herein, the Bank shall lend to the Borrowers a sum or sums (the "Advances") which, when added to the outstanding principal amount of the Advances theretofore made pursuant to this Agreement, will not exceed in the aggregate at any time the principal amount of $12,500,000.00.

         2.2 Procedure for Advances. Subject to the terms and conditions set forth herein, the Borrowers may borrow, pay or prepay and reborrow from the Bank under this Agreement. Each Advance shall be made upon telephonic request from the Borrowers to the Bank specifying the proposed date of such borrowing and the principal amount thereof (which notice shall be received by the Bank prior to 12:00 p.m. with respect to any Advance to be made on the same date). On the date of each such Advance, upon fulfillment of the conditions precedent set forth herein, the Bank shall make available to the Borrowers the amount of such Advance by transferring such funds to the Borrowers' account maintained at the Bank.

                  (A) The Borrowers shall have the option (i) to convert at any time all or any part of its Base Rate Loans to LIBOR Based Rate Loans or (ii) upon the expiration of any Interest Period applicable to a LIBOR Based Rate Loan, to continue all or any portion thereof as a LIBOR Based Rate Loan or to convert all or any portion thereof to a Base Rate Loan. In order to effect any of the foregoing, the Borrower shall deliver a notice of conversion or continuation (the "Notice Of Conversion Or Continuation") to the Bank not later than 12:00 p.m. New York City time (i) at least three Business Days prior to the requested conversion or continuation date with respect to the conversion to or continuation of a LIBOR Based Rate Loan or (ii) on the same Business Day of the proposed conversion in the case of a conversion of a LIBOR Based Rate Loan to a Base Rate Loan. A Notice Of Conversion Or Continuation shall specify (i) the proposed conversion/continuation date, which shall be a Business Day, (ii) the amount of the Advance which is to be converted or continued, (iii) the nature of the proposed conversion or continuation and (iv) in the case of a conversion to or a continuation of a LIBOR Based Rate Loan, the requested Interest Period. In the event the Bank does not receive a Notice Of Conversion Or Continuation in accordance with the provisions hereof with respect to a LIBOR Based Rate Loan, upon the expiration of the Interest Period applicable thereto, the same shall automatically be converted to a Base Rate Loan. Notwithstanding the provisions of this Section 2.2(A) hereof, (i) each LIBOR Based Rate Loan shall be in the minimum amount of $250,000.00 or integral multiples of $10,000.00 in excess thereof and (ii) if an Event of Default exists hereunder, the Borrower shall not be entitled to request or convert Base Rate Loans to LIBOR Based Rate Loans.

                  (B) Except as provided in Section 2.6 and 2.8 hereof, the outstanding daily principal balance of the Note representing LIBOR Based Rate Loans shall bear interest for the Interest Periods applicable thereto at a rate per annum equal to the LIBOR Based Rate and the outstanding daily principal balance of the Note representing Base Rate Loans shall bear interest at a floating rate per annum equal to the Base Rate minus three-quarters of one percent (3/4 of 1%) or, upon the occurrence of an Event of Default, such higher rate as provided in the Note. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The rate of interest on that portion of the outstanding principal amount of the Note representing Base Rate Loans shall be adjusted automatically as of the opening of business on each day on which any change in the Base Rate is announced by the Bank at its principal office. As used herein, "Interest Period" shall mean either 30, 60 or 90 days, as designated by the Borrower in its request for an Advance or Notice Of Conversion Or Continuation, with respect to each LIBOR Based Rate Loan; provided, however, that (i) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding Business Day subject to clause (iii) below; (ii) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires; (iii) with respect to any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of a calendar month and (iv) no Interest Period shall extend beyond the Maturity Date.

         2.3 Note. The indebtedness of the Borrowers to the Bank with respect to the Advances made from time to time hereunder shall be evidenced by a revolving credit note (the "Note"), made payable to the Bank, dated the date hereof, signed by the Borrowers and delivered to the Bank. All Advances made by the Bank to the Borrowers shall be noted by the Bank on the reverse side or last page of the Note as indicated thereon, and the Bank is authorized to make such notations which shall be prima facia evidence of the principal amount outstanding thereunder at any time, provided, however, that any failure to make such a notation (or any errors in notation) shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the Note, which is and shall remain absolute and unconditional.

         2.4 Letters of Credit. Subject to the terms hereof, Advances under the Note may be, if requested by the Borrowers, in the form of payments by the Bank pursuant to the terms of Standby Letters of Credit or Commercial Letters of Credit for Borrowers, (the "Letter of Credit"). In the event the Borrowers desire to obtain an Advance in the form of a Letter of Credit the Borrowers shall (i) provide the Bank with at least one (1) Business Day's prior written notice, (ii) complete, execute and deliver to the Bank such applications, agreements, resolutions and/or certificates as required by the Bank, (iii) pay to the Bank with respect to Standby Letters of Credit, any fees and expenses as required by the Bank in connection with such Letters of Credit, and (iv) take such other actions as required by the Bank. The term of any Standby Letter of Credit shall not exceed one year. The maximum aggregate amount available to be drawn plus unreimbursed drawings under the terms of Standby Letters of Credit shall not exceed the sum of $1,000,000.00. Notwithstanding anything contained herein to the contrary (i) no Letter of Credit shall have an expiration date after the Maturity Date and (ii) the maximum aggregate amount of all Letters of Credit outstanding hereunder shall not exceed $1,000,000.00.

                  (1) Reimbursement. Upon a drawing with respect to any Letter of Credit, the Borrowers shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Bank for any amounts paid with respect to a Letter of Credit. The Borrowers hereby authorize and direct Bank, at the Bank's option, to debit the Borrowers' account in the amount of any payment made with respect to any Letter of Credit.

                  (2) Obligations Absolute. The obligation of Borrowers to reimburse Bank for payments made under, and other amounts payable in connection with, any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement, including, without limitation, the following circumstances:

                           (A) any lack of  validity  or  enforceability  of any
Letter of Credit or any agreement;

                           (B) the existence of any claim,  set-off,  defense or
other right which any Borrower, any of its affiliates, the Bank, on the one hand, may at any time have against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrowers or any of its affiliates and the beneficiary of the Letter of Credit);

                           (C)  any  draft,  demand,  certificate  or any  other
document presented under any Letter of Credit is alleged to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                           (D)  payment   under  a  Letter  of  Credit   against
presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided that, in the case of any payment by Bank under any Letter of Credit, the Bank has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand under such Letter of Credit.

                           (E) any other  circumstance or happening  whatsoever,
which is similar to any of the foregoing; or

                           (F) the fact  that a Default  or an Event of  Default
shall have occurred and be continuing.

                  (3) Nature of Bank's Duties. The Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, the Bank shall not be responsible: (i) for the form, validity, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided that, in the case of any payment by the Bank under any Letter of Credit, the Bank has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (iv) for errors omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (v) for errors in interpretation or technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit; (vii) for the credit of the proceeds of any drawing under any Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Bank as the case may be. None of the above shall affect, impair or prevent the vesting of the Bank's rights or powers hereunder.

                  (4) Liability. In furtherance and extension of and not in limitation of, the specific provisions herein above set forth, any action taken or omitted by the Bank under or in connection with any Letter of Credit, if taken or omitted in good faith and provided that the Bank has not acted with gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Bank under any resulting liability to any Borrower or any other Person.

         2.5 Interest Rate. The Note shall bear interest from the date thereof on the outstanding daily principal amount thereof, which interest shall be payable on the dates provided for therein, at a fluctuating rate per annum equal to the Base Rate minus three quarters of one percent (3/4 of 1%) or at the LIBOR Based Rate as the case may be. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The rate of interest on the Note for Based Rate Loans shall be adjusted automatically as of the opening of business on each day on which any change in the Base Rate is announced by the Bank at its principal office.

         2.6 Alternate Interest Rate. If within one Business Day of any date that the Borrowers request a LIBOR Based Rate Loan, the Bank shall determine in its sole discretion that it is unable to quote the requested LIBOR Based Rate or that it is unable or impossible to fund the requested LIBOR Based Rate Loan for the Interest Period requested, the Bank shall promptly notify the Borrower of such determination and no LIBOR Based Rate Loan shall be made by the Bank on the borrowing date and/or no Base Rate Loan shall be converted to a LIBOR Based Rate Loan, as applicable. Upon receipt of such notification, the Borrowers may withdraw any outstanding request for a LIBOR Based Rate Loan by giving written notice of withdrawal to the Bank prior to such borrowing date. Unless withdrawn in accordance with this Section 2.6, any outstanding request for such LIBOR Based Rate Loan shall be deemed to be a request for a Base Rate Loan in equal principal amount, and such Base Rate Loan shall be made on such borrowing date.

         2.7  Indemnification  For LIBOR Based Rate Loans. Except as provided in
Section 2.6 hereof, each request for a LIBOR Based Rate Loan shall be irrevocable and binding upon the Borrower. The Borrowers hereby agree to indemnify the Bank, upon demand by the Bank at any time, against any and all actual losses (including any actual loss of profit), costs or expenses which the Bank may at any time or from time to time sustain or incur as a consequence of:
(a) any breach by the Borrower of its obligation to borrow on the borrowing date specified in any request for a LIBOR Based Rate Loan, (b) any failure by the Borrowers to pay punctually on the due date thereof, any amount payable by the Borrowers to the Bank on LIBOR Based Rate Loans, (c) the acceleration of the time of payment of any of the Borrowers' obligations in respect of LIBOR Based Rate Loans in accordance with Article VI of the Loan Agreement, (d) the repayment or prepayment of the principal of any of the LIBOR Based Rate Loans on a date other than the end of the applicable Interest Period or (e) the conversion of a LIBOR Based Rate Loan to a Base Rate Loan on a date other than the end of the applicable Interest Period. Such losses, costs or expenses shall include, without limitation, (i) any costs incurred by the Bank in carrying funds which were to have been borrowed by the Borrowers or in advancing funds to cover any overdue principal, overdue interest or any other overdue sums payable by the Borrowers to the Bank in respect of LIBOR Based Rate Loans, (ii) any interest payable by the Bank to the lenders of the funds referred to in the immediately preceding clause (i), and (iii) any actual losses (including any actual loss of profit) incurred or sustained by the Bank in liquidating or re-employing funds acquired from third parties to make any of the LIBOR Based Rate Loans or to fund or maintain all or any part of the principal of any of the LIBOR Based Rate Loans.

         2.8 Changes in Circumstances. If at any time the Bank shall, in the exercise of its reasonable discretion, determine that:

                  (a) the Bank is unable to obtain funds in the principal amount specified in any request for a LIBOR Based Rate Loan for periods equal to the specified Interest Period;

                  (b) the LIBOR Based Rate does not or will not accurately reflect the cost to the Bank of obtaining or maintaining any LIBOR Based Rate Loan during any Interest Period despite the Borrowers' compliance with its obligations under Section 2.9 hereof; or

                  (c) any change in applicable law or regulation (or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof) has made or will make it unlawful for the Bank to make or maintain any LIBOR Based Rate Loan or to comply with any of the Bank's obligations in respect of any LIBOR Based Rate Loan;

then, in each case, the Bank may promptly give notice of such determination and the reasons therefor to the Borrowers. Upon such notification, the Bank's obligations to make LIBOR Based Rate Loans shall be suspended until the Bank determines that the circumstances described in subparagraphs (a), (b) and (c) of this Section 2.8 have ceased to exist. Following the Bank's notice under subparagraphs (b) or (c) of this Section 2.8, all outstanding LIBOR Based Rate Loans shall be converted to Base Rate Loans at the end of the applicable Interest Period; provided, however, that if it shall be unlawful for the conversion of such LIBOR Based Rate Loans to Base Rate Loans to be effective as of the end of the applicable Interest Period, such conversion shall be deemed to occur as of the date of such notice by the Bank.

         2.9 Additional Costs and Expenses. The Borrowers recognize that the cost to the Bank of making or maintaining LIBOR Based Rate Loans or any portion thereof may fluctuate, and the Borrowers agree to pay to the Bank, within ten days after written demand, an additional amount or amounts as the Bank shall reasonably determine will compensate the Bank for additional costs incurred by the Bank in maintaining LIBOR Based Rate Loans or any portion thereof as a result of:

                  (a) the imposition after the date of any LIBOR Based Rate Loan of, or changes after the date of any LIBOR Based Rate Loan in, the reserve requirements promulgated by the Board of Governors of the Federal Reserve System of the United States, including, but not limited to, any reserve on Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States) at the ratios provided in such Regulation from time to time, it being agreed that the portion or portions of the Note bearing interest at LIBOR Based Rates shall be deemed to constitute Eurocurrency Liabilities, as defined by the such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of, or credit for, prorations, exceptions or offsets that may be available to the Bank or from time to time under such regulations and irrespective of whether the Bank actually maintains all or any portion of the reserve;

                  (b) any change,  after the date of LIBOR  Based Rate Loan,  in any applicable laws, rules or regulations or in the interpretation or administration thereof by any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation of payments to the Bank of the principal of or interest on any LIBOR Based Rate Loan or any other payments made hereunder (other than taxes imposed on all or any portion of the overall net income of the Bank), or imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by the Bank, or imposing on the Bank or on the London Interbank market any other condition affecting this Agreement or the portion or portions of the Note bearing interest at LIBOR Based Rates so as to increase the cost to the Bank of making or maintaining LIBOR Based Rate Loans or to reduce the amount of any sum received or receivable by the Bank under the Note (whether of principal, interest or otherwise); or

                  (c) if after the date of any LIBOR Based Rate Loan, the Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any domestic or foreign governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of the Bank's obligations with respect to the Advances or under the Note or this Agreement, to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy).

                  Any amount or amounts payable by the Borrower to the Bank in accordance with the provisions of this Section 2.9 shall be paid within ten (10) days of receipt by the Borrowers from the Bank of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts. Failure on the part of the Bank to demand compensation for any increased costs in any Interest Period shall not constitute a waiver of the Bank's right to demand compensation for any increased costs incurred during any such Interest Period or in any other or subsequent or prior Interest Period.

         2.10 Optional Prepayments. The Borrowers shall have the right to prepay, in whole or in part and without premium or penalty, the Note at any time and from time to time. Each optional prepayment hereunder shall be applied by the Bank to the Advances made hereunder in such order as the Bank shall determine in its sole discretion.

         2.11 Mandatory Prepayment. If at any time and for whatever reason the aggregate outstanding principal amount of Advances hereunder exceeds $12,500,000.00, such excess, together with accrued interest thereon, shall be due and payable by the Borrowers upon receipt by the Borrowers of notice thereof from the Bank.

         2.12 Method of Payment. The Borrowers shall make each payment to be made by it hereunder and under the Note (including, without limitation, all principal, interest and option and mandatory prepayments), without set-off or counterclaim, not later than 3:00 p.m. (New York City time) on the day when due in lawful money of the United States of America and in immediately available funds to the Bank at its principal office set forth on the first page of this Agreement.

         2.13 Business Day. Whenever any payment hereunder or under the Note shall be stated as due on any day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day and interest and all other fees shall accrue during such extension.

         2.14 Maturity Date. All amounts outstanding under the Note and this Agreement, shall be immediately due and payable on the Maturity Date, without any requirement of notice or otherwise. Notwithstanding the foregoing, the Bank may, but shall have no obligation to, extend or renew this Agreement and the Note upon such terms and provisions as shall be agreeable by the parties hereto. The Borrowers acknowledge that the Bank shall have no obligation or responsibility to extend or renew this Agreement and the Note regardless of the financial condition or results of operations of the Borrowers.

         2.15 Charge. Without in any way limiting any right of offset, counterclaim or banker's lien which the Bank may otherwise have at law, the Borrowers hereby irrevocably authorize and direct the Bank to charge against the Borrowers' account or accounts at the Bank an amount or amounts as are due and payable hereunder to the Bank from time to time.

         2.16 Operating Account. The Borrowers shall maintain their main operating accounts with the Bank, which shall be charged automatically by the Bank on a monthly basis for payments due under the Note.

         2.17 Fees.

                  (a) The Borrowers shall pay the Bank on the date hereof, in immediately available funds, a fee (the "Closing Fee") of $15,625.00;

                  (b) The Borrowers agree to pay to the Bank, in arrears (i) on the last day of January, April and July 2000 and (ii) on the Maturity Date, in immediately available funds, a fee (the "Unused Line Fee") of 1/8 of 1% per annum on the average daily unused amount of the Commitment during the quarter (or similar period commencing with the date hereof or ending with the Maturity
Date) ending on such date. The purpose of calculating such average daily unused amount on any date of determination, each Advance made on such date shall be considered a use of Bank's Commitment. The Unused Line Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

         III. SECURITY INTEREST
              -----------------

         3.1      Grant of Security Interest.

                  (a) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations and in order to induce the Bank to enter into this Agreement and, among other things, make the Advances to the Borrowers as provided herein, the Borrowers hereby mortgage, pledge, hypothecate, transfer and grant to the Bank a security interest in and lien on all of the Borrowers' right, title and interest in and to the following, whether now owned or hereafter acquired (all of which being hereinafter collectively called the "Collateral"):

              (i) all Accounts Receivable;

                  (ii) all Inventory;

              (iii) the Collateral Proceeds Account;

                    (iv) any and all moneys or notes of any kind of the Borrowers, now or hereafter held or received by or in transit to the Bank from or for the Borrowers (including, without limitation, all moneys held or deposited in any lock box maintained at any office of the Bank), or which may now or hereafter be in the possession of the Bank, or as to which the Bank may now or hereafter be in the control or possession of, by documents of title or otherwise, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any and all deposits, general or special, balances, sums, proceeds and credits of the Borrowers, and all rights and remedies which the Borrowers might exercise with respect to any of the foregoing but for this Agreement;

              (v) all Proceeds and Products of the foregoing.

                  (b) All Collateral heretofore, herein or hereafter given or granted to the Bank by the Borrowers shall secure payment of all of the Obligations. The Bank shall be under no obligation to proceed against any or all of the Collateral before proceeding directly against the Borrowers or any Guarantor.

                  (c) In addition to the security interest of the Bank in the Collateral as herein provided, all of the Obligations shall be secured by the Guaranty Agreement, in accordance with the respective terms and provisions set forth therein.

3.2      Rights of the Bank; Limitations on Bank's Obligations.
                  (a) It is expressly agreed by the Borrowers that, anything herein to the contrary notwithstanding, the Borrowers shall remain liable under each Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. The Bank shall not have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Bank of any payment relating to any Contract pursuant hereto, nor shall the Bank be required or obligated in any manner to perform or fulfill any of the obligations of the Borrowers under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) Each Borrower is authorized to collect amounts owing it with respect to the Collateral, provided that the Bank may, following an Event of Default, upon written notice to the Borrowers curtail or terminate said authority. If required by the Bank, following the occurrence of an Event of Default, any Proceeds, when collected by the Borrowers, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever, or other documents, received as payment in respect of any Collateral shall be promptly deposited by the Borrowers in precisely the form received, except for its endorsement when required, in a special bank account maintained by the Bank (the "Collateral Proceeds Account"), subject to withdrawal as hereinafter provided, and until so turned over, shall be deemed to be held in trust by the Borrowers for and as the Bank's property and shall not be commingled with the Borrowers' other funds. Such Proceeds, when deposited, shall continue to be Collateral for all of the obligations and shall not constitute payment thereof until applied as hereinafter provided. If an Event of Default shall have occurred and be continuing, the Bank shall, at such intervals as it shall determine, apply all or any part of the funds on deposit in the Collateral Proceeds Account on account of the principal of and/or interest on the Obligations, the order and method of such application to be determined by the Bank in its sole discretion.

                  (c) The Bank may, following the occurrence of an Event of Default, notify Account Debtors to the effect that the Accounts Receivable have been assigned to the Bank and that payments shall be made directly to the Collateral Proceeds Account or as the Bank shall otherwise direct. Upon the request of the Bank at any time following the occurrence of an Event of Default, the Borrowers will so notify such Account Debtors and will indicate on all bills that payments shall be made directly to the Collateral Proceeds Account or as the Bank shall otherwise direct. The Bank may in its own name or in the name of others communicate with Account Debtors in order to verify with them to the Bank's satisfaction the existence, amount and terms of any Accounts Receivable.

                  (d) The Bank shall have the right to make test verifications of the Accounts Receivable in any manner and through any medium that it considers advisable, and the Borrowers agree to pay the reasonable costs thereof and to furnish all such assistance and information as the Bank may require in connection therewith.

                  (e) At any time and from time to time upon request by the Bank, the Borrowers shall forthwith endorse and deliver to the Bank all chattel paper, notes and other instruments and negotiable documents in the possession of the Borrowers.

         IV.      REPRESENTATIONS AND WARRANTIES.
                  -------------------------------

         4. In order to induce the Bank to enter into this Agreement and, among other things, make the Advances provided herein, the Borrowers hereby represent, warrant and agree that:

         4.1 Subsidiaries. Baltek has no subsidiaries with the exception of the subsidiaries referred to in Baltek's consolidated financial statements provided to the Bank.

         4.2 Organization; Power; Qualification. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the full power and authority to own and operate its properties and assets and to carry on the business now conducted by it; (iii) does not conduct business under any trade name or fictitious name; and
(iv) is qualified or authorized to do business and in good standing in all jurisdictions wherein the character of the property owned or the nature of the business conducted by such Borrower makes such qualification or authorization necessary, except such jurisdictions in which the lack of qualification or authorization does not materially adversely affect the business, results of operations or financial condition of such Borrower.

         4.3 Authorization of Agreement. Each Borrower has full power and authority to execute, deliver and perform any action which may be necessary or advisable to carry out the terms of the Loan Documents; and each Loan Document to which the Borrowers and is the legal, valid and binding obligation of the Borrowers enforceable in accordance with its terms.

         4.4 No Legal Bar. The execution, delivery and performance of the Loan Documents will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance, (ii) conflict with, result in a breach of or constitute a default under (a) the certificate of incorporation or by-laws of the
Borrowers, or (b) any order, judgment, award or decree of any court, governmental authority, bureau or agency, or (c) any mortgage, lease, material contract or other material agreement or undertaking to which the Borrowers are a party or by which the Borrowers or any of its properties or assets may be bound; and (iii) result in the creation or imposition of any Lien upon or with respect to any property or asset now or hereafter acquired by the Borrowers other than the Liens created by the Loan Documents.

         4.5 Consent. No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any Person is required in connection with the execution, delivery, performance or validity of the Loan Documents or the transactions contemplated thereby, other than filing or recordation of the financing statements and like documents in connection with the Liens being granted in favor of the Bank.

         4.6 Compliance With Law. Each Borrower is not in violation of any applicable law, rule, regulation, statute, ordinance, or any order, judgment, award or decree of any court, governmental authority, bureau or agency, the violation of which might have a materially adverse effect on the business, assets, liabilities, financial condition, results of operation or business prospects of said Borrowers.

         4.7 Title to Properties and Assets; Liens. Except for Permitted Liens, each Borrower has good, marketable and legal title to, or a valid leasehold interest in, the properties and assets as reflected on the balance sheet of Baltek as at September 30, 1999, delivered to the Bank except such properties or assets as have been disposed of by the Borrowers subsequent to the date thereof in the ordinary course of business. All of said properties and assets are in good working order. The Borrowers do not own, or have any interest in, any real property other than its leasehold interest set forth in Schedule II attached hereto. Except for financing statements naming the Bank as secured party, or with respect to Permitted Liens, no financing statement under the Code as in effect in any jurisdiction which names either Borrower as debtor has been filed in any jurisdiction, and the Borrowers have not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement in any such jurisdiction.

         4.8 No Default. Neither Borrower is in default in any material respect in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its properties or assets may be bound, and no Default or Event of Default has occurred and is continuing. Neither Borrower is in default under any material order, award or decree of any court, arbitrator, or governmental authority binding upon or affecting it or by which any of its properties or assets may be bound or affected, and no such order, award or decree, if any, materially adversely affects the ability of either Borrower to carry on its business as presently conducted or, to perform its obligations under the Loan Documents.

         4.9 No Litigation. No litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is currently pending, nor, to the knowledge of the Borrowers, threatened, against the Borrowers or any of its properties and revenues, which, if adversely determined, would materially adversely affect the business, operations, financial condition or results of operations of the Borrowers.

         4.10 No Burdensome Restrictions. Neither Borrower is a party to or is bound by any contract or agreement or instrument nor subject to any restriction materially and adversely affecting the business, operations, properties or financial or other condition of said Borrower.

         4.11 Tax Returns and Payments. All federal, state and other tax returns of the Borrowers required by law to be filed have been duly filed or extensions obtained, and all federal, state and other taxes, assessments and governmental charges or levies upon the Borrowers or any of its properties, income, profits or assets which are due and payable have been paid or provided for, except such tax returns the non-filing of which, and such taxes the nonpayment of which, would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operation or business prospects of the Borrowers and except for such taxes and assessments which the Borrowers are disputing in good faith and for which the Borrowers have established adequate reserves on its books for the payment of such disputed taxes or assessments in accordance with GAAP.

         4.12 Financial Statements. The Borrowers have furnished to the Bank copies of the audited consolidated balance sheet of Baltek as at December 31, 1998, and the related audited consolidated statement of income, retained earnings and changes in cash flows for the 12 months then ended, as certified by Deloitte & Touche, LLP, independent certified public accountants. Such financial statements fairly present the financial position and results of operations and changes in cash flows of Baltek on the dates and for the periods then ended, in accordance with GAAP, consistently applied throughout the periods involved and show all direct liabilities and all known contingent liabilities of a material nature of Baltek in accordance with GAAP, as well as consolidating statements for Baltek with a separate column for Crustacea.

         4.13 No Adverse Changes. Since December 31, 1998, no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrowers, and no event has occurred or failed to occur which has had or is likely to have a material adverse effect on the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrowers.

         4.14     ERISA.

                  (a) Each Borrower is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all regulations issued thereunder; and

                  (b) No  "employee  benefit  plan",  as defined in Section 3 of
ERISA, maintained and administered by Borrowers, as from time to time in effect (the "Plans"), nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as defined in
Section 4975 of the Internal Revenue Code of 1986, which could subject the Borrowers, any Plan or any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975. Neither any of the Plans nor any such trusts have been terminated, nor has there been any "reportable event," as defined in Section 4043 of ERISA, or "accumulated funding deficiency." Borrowers have not incurred any liability to the Pension Benefit Guaranty Corporation.

         4.15     Federal Reserve Regulations; Use of Proceeds.
Each Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System). No part of any of the Advances hereunder shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. All Advances hereunder shall be used for working capital purposes and requirements of the Borrowers' operations in the United States.

         4.16 Collateral.

         (a) Each Borrower is (or, in the case of after acquired property, will be) the sole owner of each item of Collateral and has good and marketable title thereto, free and clear of any and all Liens except for Permitted Liens. No amounts payable under or in connection with any of the Collateral are evidenced by promissory notes, bonds, debentures, chattel paper or other instruments (negotiable or non-negotiable) of any kind.

         (b) No security agreement, financing statement, mortgage, deed of trust, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except for Permitted Liens.

         (c) This Agreement constitutes a valid and continuing first lien on and, upon the filing of a UCC-1 Financing Statement in the office of the Secretary of State of New Jersey, a first perfected security interest in the Collateral in favor of the Bank, prior to all other liens, encumbrances, security interests and rights of others (except for Permitted liens), and is enforceable as such or against creditors of and purchasers from the respective Borrowers. All action necessary or desirable to protect and perfect such security interest in each item of Collateral has been duly taken.

         (d) Schedule II attached hereto sets forth the location of the Borrowers' respective principal place of business which is the place where its records concerning the Collateral are kept. Schedule II also sets forth the various locations at which any Inventory may be found (except for items in transit), including any Inventory which may be held on consignment or under any field warehousing arrangement. Schedule II further sets forth whether any of such locations are owned by the respective Borrowers or leased from any other Person, and if leased, the name and address of the lessor thereunder.

         (e) Each Account Receivable is a bona fide, valid and legally enforceable obligation of the Account Debtor in respect thereof and does not represent a sale on consignment, sale or return, or other similar understanding. Except as otherwise arising in the ordinary course of business, the right, title and interest of the Borrowers in each Account Receivable is not subject to any defense, offset, counterclaim, or other claim, nor have any of the foregoing been asserted or alleged against the Borrowers as to any Account Receivable nor will any of the foregoing, whether or not arising in the ordinary course of business, have a material adverse effect on the business, financial condition or results of operations of the Borrowers or the aggregate value of the Accounts Receivable. The amount represented by the Borrowers to the Bank as owing by each Account Debtor in respect of the Accounts Receivable is the correct amount actually and unconditionally owing by such Account Debtor thereunder.

         4.17 Accuracy and Completeness of Information. No document furnished or statement made to the Bank in connection with the negotiation, preparation or execution of the Loan Documents contains or will contain any untrue statement of fact or omits or, will omit to state a material fact necessary in order to make the statements contained therein not misleading. No fact is known to the Borrowers which has had or may in the future have (so far as Borrowers can reasonably foresee) a material adverse effect upon the Borrowers' business, assets, liabilities, condition, financial or otherwise, or results of operations that has not been set forth in the financial statements furnished to the Bank or other reports or other papers or data otherwise disclosed in writing to the Bank.

         4.18 Year 2000 Compliance. To the best of Borrowers' knowledge, the advent of the year 2000 shall not adversely affect the Borrowers' operations or the performance of its information technology. Without limiting the generality of the foregoing, (i) the hardware and sofware utilized by Borrowers are designed to be used prior to, during, and after calendar year 2000 A.D. and such hardware and software will operate during each such time period without error relating to date data, specifically including any error relating to, or the conduct of, date data which represents or references different centuries or more than one century, (ii) the hardware and software utilized by Borrowers will not abnormally end or provide invalid or incorrect results as a result of date data, and (iii) the hardware and software utilized by Borrowers have been designed to provide year 2000 A.D. compatibility, including date data, century recognition, leap year, calculations which accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

         V.       COVENANTS

         5. Each Borrower covenants and agrees that until all the Obligations have been satisfied and paid in full, it will comply with the following covenants:

         5.1 Preservation of Existence. Each Borrower will do or cause to be done all things reasonably necessary to preserve and maintain in full force and affect its corporate existence and all contracts, rights, licenses, permits, franchises and trade names which in its judgment are necessary or useful to the proper conduct of its business and shall qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except such jurisdictions in which the lack of qualification or authorization does not materially adversely affect the business, results of operations or financial condition of said Borrowers.

         5.2 Nature of Business; Use of Proceeds. The Borrowers will continue to be engaged in the business of manufacturing and selling composite materials, shrimp farming and importing seafood. NO part of any advances hereunder shall be used to purchase or carry any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. All advances hereunder shall be used for working capital purposes and the requirements of the respective Borrower's operations in the United States.

         5.3 Compliance with Laws. Each Borrower will comply with all laws, ordinances, governmental rules and regulations to which it or its properties or assets is, or might become subject (unless the same shall be contested by such Borrowers in good faith and by appropriate proceedings and such contest shall operate to stay any such non-compliance), the noncompliance with which might materially interfere with the performance of its obligations under the Loan Documents or with the proper conduct of its business.

         5.4 Maintenance of Properties.Each Borrower will maintain or cause to be maintained in working order and condition, ordinary wear and tear excepted, all of its assets and properties which are material to the conduct of its business, and from time to time, make or cause to be made all necessary repairs, replacements, additions, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         5.5 Accounting Methods. Each Borrower will maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP, make provision in its accounts in accordance with GAAP for reserves for depreciation, obsolescence and amortization and all other proper reserves and accruals which in accordance with GAAP should be established.

         5.6 Payment of Taxes and Claims. Each Borrower will pay and discharge promptly (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties or assets before the same shall become delinquent, (ii) all bona fide claims of materialmen, mechanics, carriers, warehousemen, landlords, and other similar persons for labor, materials, supplies and rentals which, if unpaid, might by law become a Lien or charge upon Collateral and (iii) all of its Indebtedness and other obligations of whatever nature when due (subject, where applicable, to grace periods, normal credit terms and to other forbearance in the ordinary course of business); provided, however, that none of the foregoing need to be paid while being contested in good faith and by appropriate proceedings.

         5.7 Visits and Inspections; Audits. Each Borrower will permit the Bank and its agents and representatives, at any time during normal business hours and upon reasonable prior notice, to (i) visit and inspect the properties of said Borrower, (ii) inspect and make extracts from the books and records of said Borrower, and (iii) discuss with said Borrower's principal officers, employees and independent public accountants any and all matters with respect to the business, assets, liabilities, financial condition, results of operations and business prospects of said Borrowers. Without limiting the generality of the foregoing, the Bank shall be permitted to conduct periodic audits of the Borrowers and their respective businesses and operations in accordance with the Bank's normal and customary practices. The parties agree that the foregoing audits and inspections may be conducted between the months of January and September or at such other time or times as the parties may mutually agree.

         5.8 Information Covenants. Baltek will furnish or cause to be furnished
             ---------------------
the following information to the Bank:

         As soon as practicable, and, in any case, within 90 days after the end of each fiscal year an audited consolidated balance sheet of Baltek as at the end of such fiscal year and the related statement of income, retained earnings and changes in cash flow for such fiscal year, setting forth in comparable form the figures as at the end of and for the previous fiscal year, certified by independent certified public accountants satisfactory to the Bank by furnishing copies of Baltek's l0Ks. As soon as practicable, and in any case within 45 days of the end of each quarter, Baltek shall also furnish quarterly consolidating balance sheets with the related statement of income, on such quarterly basis for Baltek and Crustacea, certified by the chief financial officers of Baltek and Crustacea, respectively. Baltek shall also furnish the Bank copies of its l0Qs on such quarterly basis.

                   (ii) Certificate. At the time the financial statements are furnished pursuant to subsection; above, the Borrowers shall also furnish a certificate of the chief executive officer or chief financial officer of the Borrowers stating that no event has occurred which constitutes a Default or an Event of Default under any of the Loan Documents or if such an event has occurred, disclosing each such event or failure and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such event or failure.



                    (iv)   Notice of Litigation and Other Matters. Prompt notice
                           --------------------------------------
of:
                                    (1) the  commencement  of any  proceeding or
investigation by or before any governmental body and any action or proceeding in any court or before any arbitrator against or in any other way relating adversely to the Borrowers or any of its properties, assets or business, which, if adversely determined, would singly or when aggregated with all other proceedings, investigations or action, materially and adversely affect the business of operations or financial condition of the Borrowers;

                                    (2)   any   notice    received    from   any
administrative official or agency relating to any order, ruling, statute or other law or information which would materially and adversely affect the operations of the Borrowers;
                                    (3)  any  amendment  of the  certificate  of
incorporation or by-laws of the Borrowers;

                                    (4) any material adverse change with respect
to  the  business,   assets,  liabilities  financial  condition  or  results  of operations of the Borrowers; and

                                    (5) any  Default  or Event of Default by the
Borrowers hereunder or any default under any other material agreement to which each Borrower is a party or by which any of its properties may be bound.

         (v)      ERISA.
                  -----

                           (a) As soon as possible, and in any event within 30
days after any executive officer of the Borrowers knows or has reason to know that any reportable event (as defined in Section 4043 of ERISA) with respect to any Plan has occurred, a statement of the chief financial officer setting forth details as to such reportable event and the action that the Borrowers propose to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation.

                           (b) Promptly  after  receipt  thereof,  a copy of any
notice the Borrowers may receive from the Pension Benefit Guaranty Corporation relating to the intention of said Corporation to terminate any Plan or to appoint a trustee to administer any Plan.

         5.9 Accuracy and Completeness of Information. The Borrowers covenant that all information, reports, statements, and other papers and data furnished to the Bank pursuant to any provision or term of any of the Loan documents shall be, at the time the same is so furnished, complete and correct in all material respects.

         5.10 Insurance. The Borrowers shall maintain with financially sound and reputable insurance companies insurance policies (i) insuring the Inventory against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (ii) insuring the Borrowers and the Bank against liability for bodily injury and property damage, such policies shall name the Bank as an additional insured and shall be in such form and in such amounts and coverage as may be reasonably satisfactory to the Bank. The Borrowers shall, if so requested by the Bank, deliver to the Bank as often as the Bank may reasonably request a report of a reputable insurance broker with respect to the insurance on the Collateral. All insurance with respect to the Collateral shall (a) name the Bank as "loss payee", (b) provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least ten days after receipt by the

Bank of written notice thereof and (c) be reasonably satisfactory in all material respects to the Bank. In addition, the Borrowers shall at all times maintain expropriation insurance issued by Great Northern Insurance Company (or other insurance carrier acceptable to the Bank) in the amount of not less than $25,216,000.00 covering the direct and indirect interests of Baltek in the securities, assets, business operations and prospects of its subsidiaries operating directly or indirectly in Ecuador and the terms and conditions of such insurance shall be reasonably satisfactory to the Bank.

         The Borrowers shall give the Bank prompt notice of any and all insurance claims made by the Borrowers with respect to the Inventory which are in excess of $25,000.00 and are in dispute or unpaid unless such dispute is resolved or such claim is paid within 30 days of the date of the claim. Provided that (i) no Default or Event of Default exists hereunder and (ii) the amount of insurance proceeds does not exceed $25,000.00, the Bank shall remit all insurance proceeds to the Borrowers. If a Default or Event of Default exists hereunder or if the amount of insurance proceeds exceed $25,000.00, the Bank shall have the right to retain such proceeds as additional Collateral hereunder or apply the same to the repayment of any amounts owing under the Note or hereunder.

         5.11 Indebtedness. The Borrowers will not create, assume, incur, guarantee or in any manner become liable, contingently or otherwise, in respect of any Indebtedness except for Permitted Indebtedness; provided, however, that the foregoing provision shall not apply if, concurrently with the incurrence of such Indebtedness, the proceeds thereof are applied to the complete satisfaction and payment in full of all Obligations.

         5.12 Liens. The Borrowers will not create, assume or incur or cause to be created, assumed or incurred, or permit to exist, any Liens on its properties or assets except for Permitted Liens, and the Borrowers will defend the right, title and interest of the Bank in and to any of the Borrowers' rights to the Collateral and in and to the Proceeds and Products thereof against the claims and demands of all Persons whomsoever.

         5.13 Sale of Assets; Merger.
              ----------------------

                  The Borrowers shall not (a) sell, transfer, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or (b) consolidate with or merge into any other corporation or permit any corporation to merge into it, unless (i) such Borrower is the surviving entity of such merger or consolidation, (ii) the Bank receives pro forma financial statements from an independent certified public accountant satisfactory to the Bank to reflect such merger or consolidation, and such pro forma statements set forth in a Tangible Net Worth of the Borrowers which equals or exceeds the Tangible Net Worth of the Borrowers prior to such event, (iii) no Default or Event of Default shall occur as a result of and after giving effect to such event and (iv) the security interest of the Bank in the Collateral (and the priority position of the Bank with respect thereto) shall not be affected, diminished or impaired in any way.

         5.14 Guarantees. The Borrowers shall not guarantee, endorse, become surety for, or otherwise in any way become or be responsible for, the
obligations   of  any  other  Person   whether  by  agreement  to  purchase  the
indebtedness of any other Person,or agreement for the furnishing of funds, directly or indirectly, for the purpose of payment of indebtedness of any other Person, other than in connection with Permitted Indebtedness and endorsements of negotiable instruments for deposit or collection in the ordinary course of its business.

         5.15 Collateral.
              ----------

                  (a) The Borrowers will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Borrowers will mark its books and records pertaining to the Collateral to evidence the security interest therein granted hereby as the Bank may reasonably request. For the Bank's further security, the Borrowers agree that the Bank shall have a security interest in and a Lien upon all of the Borrowers' books and records (including all computer programs, software, discs, drives, printouts and similar items) pertaining to the Collateral, and if any Event of Default shall have occurred and be continuing, the Borrowers shall promptly deliver and turn over any such books and records, or copies thereof, to the Bank or its representatives at any time upon demand.

                  (b) Except as otherwise permitted in Section 5.15(e), the Borrowers will not sell, transfer, lease or otherwise dispose of any or all of the Collateral, or attempt, offer or contract to do so, without the express prior written consent of the Bank, except for sales or other dispositions or use of Inventory in the ordinary course of business.

                  (c) The Borrowers will perform and comply in all material respects with all obligations under all Contracts and all other material agreements to which it is a party or by which it is bound relating to the Collateral.

                  (d) The Borrowers will not (i) amend, modify, terminate or waive any provision of any material Contract in any manner which might materially adversely affect the value of the Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each material Contract (other than any right of termination) or (iii) fail to deliver to the Bank a copy of each material demand, notice or document received by it relating in any way to any material Contract.

                  (e) Except as otherwise permitted by this Agreement, the Borrowers will not grant any extension of the time of payment of any of the Accounts Receivable, or compromise, compound or settle the same for less than the full amount thereof, or release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than any may be granted in the normal course of business.

                  (f) The Borrowers will furnish to the Bank, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Bank may reasonably request, all in reasonable detail.

                  (g) The Borrowers will immediately advise the Bank, in complete detail, (i) of any Lien asserted or claim made against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material effect on the aggregate value of the Collateral or on the security interest created hereunder.

                  (h) The Borrowers will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed hereunder misleading, nor will the Borrowers change its principal place of business, recordkeeping location or remove any of its books and records or the Inventory to any location other than as set forth in Schedule II hereto (except as otherwise permitted in Section 5.15(b) hereof) unless, in each case, the Borrowers shall have given the Bank at least 30 days' prior written notice thereof or shall have delivered to the Bank acknowledgment copies of financing statements recording such change duly executed and duly filed in each jurisdiction in which financing statements on Form UCC-1 are required to be filed in order to perfect the security interest granted by this Agreement in the Collateral and shall have taken all action necessary or reasonably requested by the Bank to amend such financing statement or continuation statement so that it is not seriously misleading.

         5.16 Dividends.  Any dividends issued by the Borrowers shall be limited
              ---------
to a maximum of current year Net Income of the respective Borrower.

         5.17 Further Documentation. At any time and from time to time upon the Bank's written request and at the Borrowers' sole expense, the Borrowers will promptly and duly execute and deliver such further documents and instruments and do such further acts and things as the Bank may reasonably request in order to obtain the full benefits of this Agreement and the Loan documents and the rights and powers herein and therein granted, including the filing of any financing or continuation statements and amendments thereto under the Code in effect in any jurisdiction and any and all other recording documents with respect to the Liens and security interests granted to the Bank pursuant to the Loan Documents. The Borrowers also hereby authorize the Bank to file any such financing or continuation statement without the signature of the Borrowers to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or other instrument shall be immediately pledged to the Bank hereunder, duly endorsed in a manner satisfactory to the Bank and delivered to the Bank.

         5.18 Bank's Appointment as Attorney-in-Fact.
              --------------------------------------

                  (a) The Borrowers hereby irrevocably constitute and appoint the Bank, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrowers and in the name of the Borrowers or in its own name, from time to time in the Bank's reasonable discretion following the occurrence and continuance of an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Bank the power and right, on behalf of the Borrowers upon written notice to the Borrowers to do the following:

                      (i) upon the  occurrence  and  continuance  of an Event of
Default, to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under or in connection with any Collateral and, in the name of the Borrowers or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Bank for the purpose of collecting any and all such moneys due under any Collateral whenever payable; and

                      (ii) upon the occurrence and continuance or any Event of Default (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to become due thereunder directly to the Bank or as the Bank shall direct; (B) to receive, open and dispose of all mail addressed to the Borrowers and to notify postal authorities to change the address for delivery thereof to such address as may be designated by the Bank; (C) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (D) to sign and endorse and invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (F) to defend any suit, action or proceeding brought against the Borrowers with respect to any Collateral; (G) to settle, compromise or adjust any suite, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Bank were the absolute owner thereof for all purposes, and to do, at the Bank's option and the Borrowers' expense, at any time or from time to time, all acts and things which the Bank deems necessary to protect, preserve or realize upon the Collateral and the Bank's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrowers might do.

                  (b) The Borrowers hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (c) The powers conferred on the Bank hereunder are solely to protect the interests of the Bank in the Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, employees or agents shall be responsible to the Borrowers for any act or failure to act, except for its gross negligence or willful misconduct.

                  (d) The Borrowers also authorize the Bank at any time and from time to time following an Event of Default (i) to communicate with Account Debtors and any party to any Contract with regard to the assignment of Accounts Receivable hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         5.19 Performance by Bank of Borrowers' Obligations. If the Borrowers fail to perform or comply with any of its agreements contained herein, and the Bank, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Bank incurred in connection with such performance or compliance (together with interest thereon at the rate of the Base Rate plus 5% per annum) shall be payable by the Borrowers to the Bank on demand and shall constitute obligations secured hereby.

         5.20 Inter-Company Loans. The Borrowers shall not, on a long-term basis, make any inter-company loans or downstream or transfer any funds (except with respect to purchases and sales in the ordinary course of business) to any domestic parent, affiliate, subsidiary or related entity. In addition, the Borrowers shall not make any inter-company loans or downstream or transfer any funds (except with respect to purchases and sales in the ordinary course of business) to any foreign affiliate, subsidiary or related entity.

         5.21 New Subsidiaries. Each of the Borrowers shall give the Bank written notice of its intention, after the date herein, to create or acquire a new subsidiary. Such notice shall be delivered within a reasonable period of time prior to the effective date of such creation or acquisition. At the request of the Bank, the Borrowers shall cause any new domestic subsidiary, on such effective date, to become a Guarantor under this Agreement, and to create in favor of the Bank, a valid and perfected first priority Lien on all of such new domestic subsidiary's Accounts Receivable and Inventory, subject only to Permitted Encumbrances.

         5.22 Acquisitions. Each Borrower may purchase or acquire the capital stock of, or all or substantially all of the assets of a business unit of, or otherwise make an investment in or loan to a Person, or effect a merger, consolidation or similar business combination with such Person (each a "Capital Event"), provided that (i) the business of such Person is substantially related to the business of the Borrowers, (ii) in the case of any such merger, consolidation or similar business combination, the surviving entity is a Borrower or a subsidiary, (iii) no Event of Default shall have occurred and be continuing at the time of the proposed Capital Event, and no Event of Default shall occur after giving effect to the consummation of such Capital Event, and (iv) the aggregate fair market value of all consideration to be paid and all liabilities assumed by the Borrowers in connection with the propsed Capital Event, together with the aggregate fair market value of all cash consideration paid and all liabilities assumed by the Borrowers in connection with the Capital Events consummated after the Closing Date, shall not exceed $3,000,000.00 in the aggregate.

         VI.      CONDITIONS PRECEDENT

         6.1 Conditions Precedent to Initial Advance. The obligation of the Bank to make the initial Advance hereunder is subject to the condition precedent that the Bank shall have received each and every one of the following on or before the day of such Advance in form and substance satisfactory to the Bank:

                  (a) An originally executed copy of this Agreement and each of the other Loan Documents, including but not limited to the Note, Guaranty Agreements, UCC-1 Financing Statements and Landlord Waivers;

                  (b) A copy of the certificate of incorporation and bylaws of the Borrowers, certified as a true copy of the Secretary or an Assistant Secretary of the Borrowers;

                  (c) A good standing certificate with respect to the Borrowers issued at a recent date by the Secretary of State of the State of New Jersey;

                  (d) A certificate of the Secretary or an Assistant Secretary of the Borrowers certifying the names and true signatures of the officers of the Borrowers authorized to sign each of the Loan Documents to which the Borrowers is a party;

                  (e) A copy of the resolutions approved by the Board of Directors of the Borrowers authorizing the execution, delivery and performance by the Borrowers of each of the Loan Documents to which the Borrowers is a party, certified as a true copy by the Secretary or an Assistant Secretary of the Borrowers;

                  (f)  A written opinion of counsel to the Borrowers;

                  (g) Evidence reasonably satisfactory to the Bank that the Inventory is properly insured in accordance with the provisions of this Agreement and that the Collateral is not subject to any Lien other than Permitted Liens;

                  (h)  Evidence  reasonably  satisfactory  to the Bank  that all filings, recordings and other actions that are necessary or desirable in order to establish and perfect the Bank's security interest in the Collateral as a valid perfected first priority security interest shall have been or shall be duly effected, including, without limitation, the filing of financing statements, the recordation of landlord and/or mortgagee waivers or disclaimers and the filing or recordation of such other documents as the Bank shall deem necessary or desirable, all in form and substance satisfactory to the Bank, and all fees, taxes and other charges relating to such filings and recordings shall have been paid by the Borrowers; and

                  (i) The  expropriation  insurance  policy  required by Section
5.10 herein;

                  (j) Such other documents and information as the Bank shall reasonably request, in form and substance reasonably satisfactory to the Bank, and all legal matters and documents with respect to the transactions contemplated by this Agreement shall be satisfactory to counsel for the Bank.

         6.2 Conditions Precedent to Additional Advances. The Bank shall have no obligation to make any additional Advance subsequent to the initial Advance unless each of the following conditions precedent has been either satisfied or waived prior to or concurrently with the making of such Advance.

                  (a) Each of the Loan Documents shall be in full force and effect.

                  (b) The representations and warranties of the Borrowers set forth herein shall be true and correct as of the date of each Advance as if made on and as of such date.

                  (c) No Default or Event of Default has occurred and is continuing as of the date of each Advance.

                  (d) There is and has been no adverse change in Borrowers' financial condition, results of operations or otherwise which would, in the judgment of the Bank, impair the Borrowers' ability to repay all or any portion of the Note or any Advance.

                  (e) No further action, including any filing or recording of any agreement, document or instrument, is necessary to establish and perfect the Bank's lien and priority in the Collateral.

         Each request for an Advance by the Borrowers shall be deemed a representation and warranty by the Borrowers that each of the conditions precedent set forth in Sections 6.2(a), (b), (c), (d) and (e) has been satisfied, unless the Bank has waived satisfaction of any such condition in writing prior to or concurrently with the making of such Advances, in which case the representation and warranty of the Borrowers will not be deemed to extend to that particular condition.

         VII. EVENTS OF DEFAULT
              -----------------

         7. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental body.

         7.1 The Borrowers fail to make any payment of principal, interest or any other amount payable under the Note or hereunder when and as the same shall become due and payable.

         7.2 If any material warranty or representation made by or on behalf of the Borrowers contained herein or in any of the Loan Documents or in any document furnished in compliance or connection with the Loan Documents is false or incorrect in any material respect when made and is continuing for 30 days after written notice thereof to the Borrowers from the Bank.

         7.3 (i) The Borrowers shall default in the performance or observance of any covenant or agreement set forth in Section 5.1 through and including 5.22 or
(ii) the Borrowers shall default in the performance or observance of any other covenant or agreement contained in this Agreement (which is not the subject of Sections 7.1 above) and such default shall continue unremedied for 30 days after written notice to the Borrowers from the Bank.

         7.4 If any Event of Default shall occur under any of the other Loan Documents (including the expiration of any grace periods provided herein).

         7.5 The Borrowers shall (i) default in any payment of the principal of or interest on any Indebtedness (other than the Loan) owing to the Bank beyond the period of grace, if any, provided in the instrument or agreement under which such

Indebtedness was created, (ii) default in any payment of the principal of or interest on any Indebtedness, which, whether individually or together with all such other Indebtedness as to which a default has occurred, equals or exceeds $100,000.00 (other than the Loan) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
(iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity and as the result of such default or event such indebtedness has been accelerated and become due and payable prior to its stated maturity.

         7.6 (i) Either Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or either Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against either Borrowers any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of a final order not subject to appeal for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against either Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) either Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above.

         7.7 A final judgment shall be entered against either Borrower by any court for the payment of money which, together with all other outstanding judgments against either Borrower exceeds $100,000.00 in the aggregate, which judgment is not fully covered by insurance (without reservation), or a warrant of attachment or execution of similar process shall be issued or levied against property of either Borrower which together with other such property subject to other such process, exceeds in value $100,000.00 in the aggregate and, if within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been discharged or stayed pending appeal, or, if within 30 days after the expiration of any such stay, such judgment, warrant or process shall not have been discharged.

         7.8 (i) A reportable event (as defined in Section 4043 (b) of Title IV of ERISA) shall have occurred with respect to any "employee benefit plan" (as defined in Section 3 of ERISA) maintained by either Borrower or to any multi-employer plan in which either Borrower participates (collectively, the "Benefit Plans") or any Benefit Plan of either Borrower shall have been voluntarily terminated as provided in Section 4041(a) of ERISA and the guaranteed, nonfunded, nonforfeitable benefits (as such terms are defined in Section 4022 of ERISA) of any such Benefit Plan that has been voluntarily terminated or with respect to which a reportable event has occurred, when included in the financial statements of either Borrower on a pro form basis as a current liability and as a deduction from net worth, would cause the Borrowers to have a negative net worth; (ii) A trustee shall be appointed by a United State District Court to administer any Benefit Plan; or (iii) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Benefit Plan.

         7.9 If either Borrower shall commence any action or step with respect to, or shall approve any plan of, any liquidation or dissolution of the Borrowers, unless provision is otherwise made for the payment in full of the Obligations.

         7.10 If Baltek does not deliver on or before April 30, 2000 a landlord's waiver agreement and consent, in a form reasonably satisfactory to the Bank, from the landlord of l08 Fairway Court, Northvale, New Jersey extending landlord's waiver beyond May 30, 2000.

         VIII. REMEDIES
               --------

         8.1 Upon the occurrence of an Event of Default set forth in Section 7.6, the Bank shall have no obligation to make any further Advance, and all amounts outstanding (with accrued interest thereon) and all other amounts owing under the Note and the other Loan Documents shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

         8.2 Upon the occurrence of any other Event of Default, the Bank shall have no obligation to make any further Advance and the Bank may declare all amounts outstanding (with accrued interest thereon) and all other amounts owing to it under the Note and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers.

         8.3 Upon the occurrence of any Event of Default:

                    (i) All payments received by the Borrowers under or in connection with any of the Collateral shall be held by the Borrowers in trust for the Bank, shall be segregated from other funds of the Borrowers and shall forthwith upon receipt by the Borrowers be turned over to the Bank, in the same form as received by the Borrowers (duly endorsed by the Borrowers to the Bank, if required); and

                    (ii) Any and all such payments so received by the Bank (whether from the Borrowers or otherwise) may, in the sole discretion of the Bank, be held by the Bank as collateral security for, and/or then or at any time thereafter applied in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall determine in its sole discretion. Any balance of such payments held by the Bank and remaining after payment in full of all such Obligations shall be paid over to the Borrowers or, if the Bank has knowledge that another Person is lawfully entitled to receive the same, to such other Person.

         8.4 If any Event of Default shall occur and be continuing, the Bank may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Bank may, without any requirement of notice, set off any and all amounts owing by the Borrowers to it against any deposit account maintained in the Bank by the Borrowers or any other property of the Borrowers which may now or hereafter be in the Bank's possession or control, and such right of setoff shall be deemed to have been exercised immediately upon such stated or accelerated maturity as aforesaid even though such set off is not noted on the Bank's records until a later time. Without limiting the generality of the foregoing, the Borrowers expressly agree that in any such event the Bank, without demand of performance or other demand, advertisement or notice of any kind to or upon the Borrowers or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public sale or sales, for cash or on credit or for future delivery without assumption of any credit risk. The Bank shall have the right upon any such public sale or sales, to the extent permitted by law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrowers which shall be released. The Borrowers further agree, at the Bank's request, to assemble the Collateral and make it available to the Bank at places which the Bank shall reasonably select, whether at the Borrowers' premises or elsewhere. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses or every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses, to the Bank for payment in whole or in part of the Obligations, in such order as hereinafter provided, the Borrowers remaining liable for any deficiency remaining unpaid after such application, and only after paying over such net proceeds and after the payment by the Bank of any other amount required by any provision of law, need the Bank account for the surplus, if any, to the Borrowers. To the extent permitted by applicable law, and, provided, the Bank shall have acted in good faith, the Borrowers waive all claims, damages and demands against the Bank arising out of the repossession, retention or sale of the Collateral. Subject to the notice provisions otherwise contained in this Agreement, the Borrowers agree that the Bank need not give more than 10 days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to the Borrowers at its address set forth in Section
10.1 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Borrowers shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled, the Borrowers also being liable for the reasonable fees of any attorneys employed by the Bank to collect such deficiency.

         8.5 The Borrowers also agree to pay all Bank Costs incurred with respect to the collection of any of the Obligations and the enforcement of any of the Bank's rights hereunder.

         8.6 The Borrowers hereby waive (i) presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral, except as otherwise provided herein, (ii) all rights to seek from any court any bond or security prior to the exercise by the Bank of any remedy described herein, (iii) the benefit of all valuation, appraisement and exemption laws and
(iv) all rights to demand or to have any marshalling of assets upon any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement.

         8.7 Without limiting the generality of any of the rights and remedies conferred upon the Bank in this Agreement, the Bank may, after the occurrence of an Event of Default and to the full extent permitted by applicable law: (i) take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction; (ii) at the Bank's option, use, operate, manage and control the Collateral in any lawful manner;
(iii) collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and (iv) maintain, repair, renovate, alter or remove the Collateral as the Bank may determine in its sole discretion.

         IX. INDEMNIFICATION
             ---------------

         9.1 Indemnification. The Borrowers agree to pay, reimburse, indemnify and hold harmless, the Bank, its directors, officers, employees, agents and representatives from and against any and all actions, costs, damages, disbursements, expenses (including attorneys' fees), judgments, liabilities, losses, obligations, penalties and suits of any kind or nature whatsoever with respect to:

                  (i) the enforcement, of any of the Loan Documents;

                  (ii) the lawful exercise of any right or remedy granted in any of the Loan Documents, the collection or enforcement of any of the Obligations and the proof of allowability of any claim arising under any of the Loan Documents, whether in any bankruptcy or receivership proceeding or otherwise;

                  (iii) any claim of third parties, and the prosecution or defense thereof, arising out of or in any way connected with any of the Loan Documents; and

                  (iv) any and all recording and filing fees and taxes, and any and all liabilities with respect thereto, or resulting from any delay in paying stamp and other taxes, if any, which may be payable or determined to be payable in connection with the Loan Documents.

        X. MISCELLANEOUS
           -------------

        10.1      Notice. All notices and other communications
                  ------
given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telexed or telegraphic communication) and mailed (by first class, United States mail, postage prepaid) telexed, telegraphed and delivered to the respective parties, as follows:

         Bank:                      Summit Bank
                                    250 Moore Street
                                    Hackensack, New Jersey 07601
                                    Attn: Richard H. Mady, Vice President

                                    - with a copy to -

                                    Harwood Lloyd
                                    130 Main Street
                                    Hackensack, New Jersey 07601
                                    Attn: Richard W. LeBlancq, Esq.

         Borrowers:                 Baltek Corporation
                                    10 Fairway Court
                                    Northvale, New Jersey 07647
                                    Attn:  Ronald Tassello

                                          and

                                    Crustacea Corporation
                                    10 Fairway Court
                                    Northvale, New Jersey 07647
                                    Attn:  Ronald Tassello

                                    - with a copy to -

                                    Herzfeld & Rubin, P.C.
                                    40 Wall Street
                                    New York, New York 10005
                                    Attn: Bernard J. Wald, Esq.

or to such changed address as may be fixed by notice. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received by the party to whom properly addressed, the written receipt by any employee of any such party constituting sufficient evidence of such receipt, in the case of telex or telecopy, when received, and in the case of telegraph, when delivered to the telegraph company, charge prepaid.

                  10.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any right's and remedies provided by law.

         10.3 Survival of Agreements. All agreements, representations and warranties made herein, and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Note and the making of any Advances.

         10.4 Amendment. No modification, amendment or waiver of any provision of this Agreement or Note, nor consent to any departure by the Borrowers shall in any event be effective unless the same shall be in writing and signed by the party granting such modification, amendment or waiver, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Bank, all future holders of the Note and their respective successors and assigns, except that the Borrowers may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank.

         10.6 Severability. In case any one or more of the provisions contained in this Agreement or the Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         10.7 Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts and all such counterparts taken together shall constitute one and the same instrument.

         10.8 Governing Law; No Third Party Rights. This Agreement and the Note and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the law of the State of New Jersey. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest in, under or because of the existence of, this Agreement.

         10.9 Waiver of Jury Trial. THE BORROWERS HEREBY WAIVE THEIR RIGHTS TO A

TRIAL BY JURY IN CONNECTION WITH ANY AND ALL LITIGATION INVOLVING THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

         10.10 Joint and Several. Notwithstanding anything contained herein to the contrary, the representations, warranties and covenants of the Borrowers contained in this Agreement, and in the other Loan Documents to which the Borrowers are a party are joint and several, including but not limited to the Borrowers' obligations to make payments hereunder and thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



ATTEST:                          BALTEK CORPORATION



By:___________________________   By:_____________________________
                                    Name:
                                    Title:


ATTEST:                          CRUSTACEA CORPORATION



By:___________________________   By:_____________________________
                                    Name:
                                    Title:


                                 SUMMIT BANK


                                 By:____________________________
                                     RICHARD H. MADY
                                     Vice President

                                    Schedules

                                       To

                      Revolving Loan and Security Agreement

                                  by and among

                  Baltek Corporation and Crustacea Corporation

                                       and

                                   Summit Bank


Schedule  I         -      Permitted Indebtedness
Schedule  II        -      Offices and Locations of Inventory

                       SCHEDULE I - PERMITTED INDEBTEDNESS


-       Toyota Leases

-       Fixed asset financing previously disclosed by the Borrowers to the Bank.

-       Capital Lease of l0 Fairway Court, Northvale, New Jersey.

                SCHEDULE II - OFFICES AND LOCATION OF INVENTORY

1.       10 Fairway Court
         Northvale, New Jersey

2.       l08 Fairway Court
         Northvale, New Jersey

3.       l06 Stonehurst Court
         Northvale, New Jersey

4.       495 Walnut Street
         Norwood, New Jersey

5.       536 Fayette Street
         Perth Amboy, New Jersey